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                                                                    EXHIBIT 10.8

                         FABRI-CENTERS OF AMERICA, INC.
                         1990 EMPLOYEES STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

                          Effective: September 21, 1982

                             Amended: March 27, 1984
                             Amended: April 3, 1987
                            Amended: December 5, 1988
                             Amended: March 14, 1990
                             Amended: March 9, 1992
                             Amended: June 27, 1994
                             Amended: August 2, 1995


                  1. Purpose. This 1990 Employees Stock Option and Stock Appreciation Rights Plan (the "Plan") is designed to enable Fabri-Centers of America, Inc. (the "Company"), by the grant of options and stock appreciation rights, to attract and retain key employees for the Company and its subsidiaries and to provide additional incentive to those employees through increased stock ownership. Options granted under the Plan may be (a) incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), (b) non-qualified stock options (all options other than incentive stock options) or (c) any combination of the foregoing.

                  2. Administration. The Plan shall be administered by a committee consisting of not less than three directors of the Company (the "Committee"), to be appointed by, and to serve during the pleasure of, the Board of Directors of the Company. No director who has within one year prior to service, or during the course of service, on the Committee been granted or awarded securities of the Company pursuant to the Plan or any other discretionary compensation or bonus plan of the Company may be appointed or serve as a member of the Committee. Subject to the terms of the Plan, the Committee shall have full power and authority to interpret the provisions and to supervise the administration of the Plan and to define the terms of and grant options and stock appreciation rights under the Plan. The Committee shall determine, at the time options are granted, whether the options are incentive stock options, nonqualified options, or a combination thereof. All decisions by the Committee pursuant to the provisions of the Plan shall be final.

                  3. Employees Who May Participate in the Plan. Employees to whom options or stock appreciation rights are granted shall be designated from time to time by the Committee. An option may be granted to any key employee of the Company or of a subsidiary, including any director or officer who is a key employee,



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and a stock appreciation right may be granted to any key employee who holds or is concurrently granted an option under the Plan. An employee may hold more than one option or stock appreciation right; provided, however, that:

                  (a) for incentive stock options granted prior to January 1, 1987, no employee may be granted incentive stock option in any calendar year (under all plans of the Company and its subsidiaries) for Shares (as hereinafter defined) which exceed an aggregate fair market value, determined as of the date of grant, of $100,000 plus any unused limit carryover to that year. The carryover amount from any calendar shall be one-half of the amount by which $100,000 exceeds the value at the date of grant of the Shares for which options were granted to any eligible employee in such year. Unused amounts may be carried forward three years. Options granted in any year shall first use up the $100,000 current year limitation and next the unused carryovers in the chronological order of the calendar years in which the carryovers arose; and

                  (b) for incentive stock options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the Shares with respect to such incentive stock options which are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000; and

                  (c) the number of non-qualified options, SARs and incentive stock options which may be granted to an eligible employee during any calendar year is limited to 100,000 Shares.

                  4. Shares Subject to the Plan. The shares subject to the Plan shall be the Company's Class A Common Shares, without par value (the "Class A Shares"), and the Class B Common Shares, without par value ("Class B Shares" and together with the Class A Shares, the "Shares"), which may be issued from authorized but unissued Shares or treasury Shares. The total number of Shares that may be delivered upon the exercise of all options granted under the Plan may not exceed 2,300,000 Class A Shares and 2,300,000 Class B Shares subject, however, to adjustment as provided in Section 14. Options or stock appreciation rights granted under the Plan may relate to the Class A Shares, Class B Shares or any combination thereof. The Committee shall determine, at the time the options or stock appreciation rights are granted, whether the options or stock appreciation rights shall relate to Class A Shares, Class B Shares or any combination thereof. Stock appreciation rights may be granted with respect to all or part of the Shares subject to an option granted under the Plan. When all or part of an option is surrendered upon exercise of the related stock appreciation rights, the Shares subject to the surrendered part of the option shall not be available for the grant of future options under the Plan, and the number of Shares that may be delivered under


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the Plan shall be reduced accordingly. When, however, an option is surrendered or expires for any reason other than the exercise of the related stock appreciations rights, the Shares subject to the option shall again become available for offering under the Plan.

                  5. Option Price. The option price shall be determined by the Committee or by the Board of Directors. In the case of incentive stock options, the option price may not be less than 100% of the fair market value of the Shares subject to the option on the date the option is granted except that, if the optionee owns, at the time the option is granted, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, the option price may not be less than 110% of the fair market value of the Shares on the date the option is granted. In no event may previously unissued Shares be issued at a price less than that permitted by the Ohio General Corporation Law. For purposes of this Plan, the "fair market value" of the Class A Shares or Class B Shares on any date shall be the mean between the high and low sale prices of such Class A Shares or Class B Shares, as the case may be, as reported for New York Stock Exchange-Composite Transactions on that date or, if no Shares are traded on that date, the next preceding date on which trading occurred. In the event that the Shares cease to be traded on the New York Stock Exchange, the "fair market value" of the Shares shall be determined in the manner prescribed by the Committee.

                  6. Exercise of Options. Except as otherwise provided in
Section 7, or as may be permitted pursuant to options granted under Section 15, an option may be exercised only while the optionee is in the employ of the Company or of a subsidiary. No option granted under the Plan may be exercised prior to the completion of one year of continuous employment after the date of grant, unless an option is accelerated as provided in this Section 6, nor, under any circumstances, later than the expiration date of the option. An option shall become exercisable at such time or times, wholly or in such installments, as the Committee may determine at the time the option is granted. No fraction of a Share may be purchased upon the exercise of an option. Incentive stock options granted on or after April 3, 1987 may be exercised in any order and may be exercised before the exercise of incentive stock options granted before April 3, 1987. No incentive stock option granted prior to April 3, 1987 shall be exercisable while there is outstanding any incentive stock option previously granted to the employee by the Company or by a parent, subsidiary, or predecessor corporation. An option shall be treated as outstanding for this purpose until the option is exercised in full, is surrendered upon the exercise of related stock appreciation rights, or expires by reason of the lapse of time.



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                  In the event of a proposed merger or consolidation of the
Company into or with another corporation or a proposed sale of all or a substantial part of the Company's assets and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding options under the Plan, or for the substitution or new options therefor, or in the event of a tender or exchange offer for more than 25% of the Company's outstanding Shares, or another transaction or series of transactions that the Board determines is likely to result in a change in control of the Company, the Board may accelerate the date on which any outstanding option or any portion of an outstanding option becomes exercisable. The Board shall give the optionee written notice of such acceleration and the reasons therefor. The optionee may, but not more than 10 days prior to the effective date of the proposed transaction, exercise the option to purchase any or all Shares then subject to the option. Any such exercise shall be conditioned upon the consummation of the transaction, and shall become effective immediately prior to the consummation date. If the transaction is consummated, each option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is abandoned, the Shares then subject to the option shall continue to be available for purchase in accordance with the other provisions of the Plan and any acceleration of the date on which any outstanding option, or part thereof, become exercisable rescinded. In addition to the foregoing, the Committee may authorize the purchase of stock options previously granted to any person who, at the time of any such transaction, is a director or officer of the Company for a price equal to the difference between the consideration per share payable pursuant to the terms of the transaction and the option price.

                  7. Exercise of Options After Termination of Employment. No option may be exercised after termination of the optionee's employment, except in the following situations:

                  (a) If the termination of employment is due to retirement under the applicable retirement plan or policy of the Company or a subsidiary, the optionee shall have the right to exercise the option in whole or in part within the period of three months after the date of the termination of his employment.

                  (b) Upon the termination of employment of an optionee due to permanent and total disability or the death of an optionee while in the employ of the Company or a subsidiary or within the three-month period referred to in paragraphs (a) and (c) of this Section 7, the optionee or the optionee's estate, personal representative or beneficiary shall have the right to exercise the option in whole or in part within one year after the date of such termination or the optionee's death.



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                  (c) If the termination of employment is due to any other
reason except the optionee's retirement as specified in (a) above or the optionee's permanent and total disability or death as specified in (b) above, the optionee may, provided that the Committee or the Board of Directors consents, exercise the option in whole or in part within the period of three months after the date of such termination of employment.

                  8. Termination of Options. An option granted under this Plan shall terminate, and the right of the optionee (or his estate, personal representative or beneficiary) to purchase Shares upon exercise of the option shall expire, on the date determined by the Committee at the time the option is granted. Except as hereinafter provided in Section 19, no incentive stock option and, prior to April 3, 1987, no non-qualified stock option may have a life of more than ten years after the date it is granted, and in the case of the optionee who owns, at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, no incentive stock option may have a life of more than five years after the date it is granted. A non-qualified stock option granted on or after April 3, 1987, may not have a life extending beyond the last day of the fiscal year in which the tenth anniversary of the date of grant occurs.

                  9. Grant of Stock Appreciation Rights. Stock appreciation rights may be granted with respect to all or part of the Shares subject to any option granted under this Plan. The stock appreciation rights may be granted at the time the option is granted or, in the case of a nonqualified option, at any time during the life of the option. Each stock appreciation right shall entitle the optionee, upon exercise of the stock appreciation right and surrender of all or part of the related option, to receive an amount equal to 100%, or such lesser percentage as the Committee may determine, of the excess of (i) the aggregate fair market value on the date of exercise (as defined in Section 5) of the Shares subject to the surrendered part of the option over (ii) the aggregate option price for the Shares. This amount may be paid by the Company in cash, in Class A Shares, Class B Shares or a combination thereof (each taken at their fair market value on the date of exercise, as defined in Section 5), or partly in cash and partly in Shares, as determined by the Committee from time to time.

                  10. Exercise of Stock Appreciation Rights. Stock appreciation rights may be exercised only when the related option is exercisable and shall expire upon termination of the option or at any earlier time determined by the Committee at the time the stock appreciation rights are granted. Stock appreciation rights granted with respect to Shares subject to an incentive stock option may be exercised, however, only if the fair market value of the Shares subject to the option exceeds the option price for the Shares. Stock appreciation rights that are held by a director or officer of the Company and that are payable wholly or partly in cash may be exercised only (i) after the



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expiration of six months following the date of grant, except in the event of death or permanent and total disability, and (ii) during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day thereafter.

                  11. Notice of Grant. When an employee is granted an option or stock appreciation right under the Plan, the Committee shall promptly cause the employee to be notified in writing of the nature of the grant and the terms of the option or stock appreciation right. The date on which the Committee approves the grant shall be considered to be the date on which the option or stock appreciation right is granted.

                  12. Notice of Exercise; Payment for Shares. An option or stock appreciation right shall be considered to be exercised when the optionee notifies the Company in writing of his intention to do so and, in the case of an option, tenders payment in full of the option price. Payment of the option price may, at the election of the optionee, be made in cash, by delivery of Class A Shares, Class B Shares or any combination thereof (each taken at their fair market value on the date of exercise, as defined in Section 5), or partly in cash and partly in Shares, unless otherwise determined by the Committee. An optionee shall not have the right to vote or to receive dividends on Shares purchased upon exercise of an option until he has paid the option price in full.

                  12A. Withholding Tax Election. The Committee, in its discretion and subject to such rules as the Committee may adopt, may permit an optionee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the exercise of an option by delivering Class A Shares, Class B Shares or any combination thereof to the Company, or by having the Company retain a portion of the Shares subject to the option, with a fair market value of up to the amount of the withholding tax obligation. The fair market value of the Shares to be delivered or retained shall be determined as of the date immediately preceding the date on which the amount of the withholding tax obligation is determined.

                  13. Assignability. An option or stock appreciation right granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and is exercisable during an optionee's lifetime only by him. Each employee to whom an option or stock appreciation right is granted, by accepting the option or stock appreciation right, agrees with the Company that, in the event that the Company merges into or consolidates with another corporation or the Company sells all or a substantial part of its assets, he will consent to the assumption of the option or stock appreciation right, or accept a new option or stock appreciation right in


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substitution thereof, if the Committee or the Board of Directors requests him to do so and the option is not otherwise terminated in accordance with the provisions of Section 6.

                  14. Adjustments Upon Changes in Shares. In the event of any change in the Shares subject to the Plan or to any option or stock appreciation right granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of Shares, or other change in the corporate structure of the Company, the aggregate number of Shares as to which options or stock appreciation rights may thereafter be granted under the Plan, the number of Shares subject to each outstanding option and stock appreciation right, and the option price for Shares subject to each outstanding option shall be appropriately adjusted by the Committee.

                  15. Substitute Options or Stock Appreciation Rights. The Board of Directors may grant options and stock appreciation rights in substitution for, or upon the assumption of, options or stock appreciation rights granted by another corporation that is merged into, consolidated with, or all or a substantial part of the assets or stock of which is acquired by the Company or a subsidiary. Subject to the limit in Section 4 on the number of Shares that may be delivered upon the exercise of options granted under the Plan, the terms and provisions of any options and stock appreciation rights granted under this
Section 15 may vary from the terms and provisions otherwise specified in the Plan and may, instead, correspond to the terms and provisions of the options and stock appreciation rights granted by the other corporation.

                  16. Purchase for Investment. Each employee receiving Shares upon exercise of an option or stock appreciation right may be required by the Company to furnish a representation that he is acquiring the Shares as an investment and not with a view to distribution if the Company, in its sole discretion, determines that the representation is required to ensure that the resale or other disposition of the Shares would not violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. The Company reserves the right to place any legend or other symbol on certificates for Shares delivered pursuant to the Plan, and to issue any stop transfer or similar instructions to the transfer agent, that the Company deems necessary and proper to assure compliance with any such representation.

                  17. Compliance with Securities Laws. No certificate for Shares shall be delivered upon exercise of an option or stock appreciation right until the Company has taken any action that is required to comply with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws and with the requirements of any exchange on which the Shares may, at the time, be listed.


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                  18. Duration and Termination of the Plan. The Plan shall
remain in effect until March 14, 2000, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors. Except as provided in Section 20, termination of the Plan shall not affect options or stock appreciation rights previously granted.

                  19. Amendment of the Plan; Amendment of Outstanding Options. The Board of Directors may alter or amend the Plan from time to time prior to its termination without approval of the shareholders, except that, to the extent such approval may be necessary under applicable securities laws and the rules and regulations thereunder or under the rules of the New York Stock Exchange (or any other exchange or market on which the Company's Shares are traded), shareholders approval shall be required with respect to any amendment (i) increasing the aggregate number of Shares with respect to which options or stock appreciation rights may be granted (except in accordance with the provisions of Section 14), (ii) reducing the option price at which options may be exercised (except in accordance with the provisions of Section 14), (iii) extending the time within which options or stock appreciation rights may be granted or the time within which an option or stock appreciation right may be exercised, or
(iv) changing the requirements relating to the eligibility or to administration of the Plan. Except in accordance with the provisions of Section 14, the Board of Directors may not, without the consent of the holder of the option or stock appreciation right, alter or impair any outstanding option or stock appreciation right previously granted under the Plan.


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                  20. Effective Date. The Plan was adopted by the Board of
Directors and became effective on September 21, 1982.

Amendments:

Approved by the shareholders on June 6, 1983
Amendment approved by the shareholders on June 4, 1984
Amendment approved by the shareholders on June 1, 1987
December 1988 amendment did not require shareholder approval
Amendment approved by the shareholders on June 4, 1990
Amendment approved by the shareholders on May 21, 1992
Amendment approved by the shareholders on June 27, 1994
August 2, 1995 amendment did not require shareholder approval